Exhibit 5.1

777 South Figueroa Street

Los Angeles, California 90017

213 680-8400	Facsimile: 213 680-8500

www.kirkland.com

January 9, 2007

Fuel Systems Solutions, Inc.

3030 South Susan St.

Santa Ana, California 92704

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We are providing this letter in our capacity as special counsel to Fuel Systems Solutions, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) covering the proposed issuance of up to an aggregate of 400,000 shares of common stock of the Company, par value $0.001 per share (the “Shares”), pursuant to the Company’s 2006 Incentive Bonus Plan (the “Plan”).

In that connection, we have examined such corporate proceedings, documents, corporate records and other instruments and matters of law as we have deemed necessary to enable us to render this opinion. In addition, we have made such other investigations as we have deemed necessary to enable us to express the opinion hereinafter set forth.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto. We relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity

Fuel Systems Solutions, Inc.

January 9, 2007

(regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the General Corporation Law of the State of Delaware. Our advice on any legal issue addressed in this letter represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.

Based upon and subject to the assumptions and limitations stated in this letter, it is our opinion that the Shares are duly authorized and, when (i) the Registration Statement becomes effective under the Securities Act, and (ii) the Shares have been duly issued and sold in accordance with the terms of the Plan upon receipt of the consideration to be paid therefor (assuming in each case the consideration received by the Company is at least equal to $0.001 per share), the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise. This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ Kirkland & Ellis LLP
Kirkland & Ellis LLP